Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA
(949) 524-4205
Cindy.Olsen@chipotle.com

Chipotle ANNOUNCES Third QUARTER 2022 RESULTS

operating income increases 40.3% and COMPARABLE restaurant SALES increase 7.6% as margins expand

NEWPORT BEACH, Calf. – October  25, 2022 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its third quarter ended September 30, 2022.

Third quarter highlights, year over year:

•	Total revenue increased 13.7% to $2.2 billion
•	Comparable restaurant sales increased 7.6%
•	In-restaurant sales increased 22.1%, while digital sales[1] represented 37.2% of food and beverage revenue
•	Operating margin was 15.1%, an increase from 12.3%
•	Restaurant level operating margin was 25.3% [2], an increase of 180 basis points
•

Diluted earnings per share was $9.20,  a  28.1% increase from $7.18. Adjusted diluted earnings per share, which excluded a $0.31 after-tax impact from expenses related to an employee separation, impairment of certain corporate and restaurant assets, corporate restructuring, and expenses related to the 2018 performance share COVID-19 related modification,  was $9.51, a 35.5% increase from $7.02 [2]

•	Opened 43 new restaurants with 38 locations including a Chipotlane

"Our performance in the third quarter confirms our brand and value proposition remain strong, even during a challenging economic environment” said Brian Niccol, Chairman and CEO, Chipotle. "With consumer discretionary spending tightening, we are focused on running great restaurants and delivering excellent customer and employee experiences."

Results for the three months ended September 30, 2022:

Total revenue in the third quarter was $2.2 billion, an increase of 13.7% compared to the third quarter of 2021. The increase in total revenue was driven by a 7.6% increase in comparable restaurant sales and new restaurant openings. Our in-restaurant sales increased 22.1% in the three months ended September 30, 2022, as compared to the three months ended September 30, 2021, while digital sales represented 37.2% of total food and beverage revenue.

We opened 43 new restaurants during the third quarter with 38 locations including a Chipotlane. These formats continue to perform very well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the third quarter were 29.8% of total revenue, a decrease of 50 basis points compared to the third quarter of 2021. The benefit of menu price increases were partially offset by inflation across the menu primarily due to higher costs for dairy, packaging, tortillas and avocados.

Restaurant level operating margin was 25.3%, an increase from 23.5% in the third quarter of 2021. The increase was primarily due to the benefit of sales leverage and, to a lesser extent, lower delivery fees associated with a  lower volume of delivery transactions, partially offset by higher food costs and increases in hourly wages.

1 Refer to definition of digital sales below. We updated the definition of digital sales in the first quarter of 2022 to include revenue deferrals related to Chipotle Rewards. We made this change to allow for a reconciliation to total food and beverage revenue as we now present In-restaurant sales.

2 Restaurant level operating margin, adjusted diluted earnings per share,  adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for the third quarter were $140.9 million on a GAAP basis, or $135.6 million2 on a non-GAAP basis, excluding $3.5 million of employee separation costs, $1 million related to corporate restructuring, and $0.8 million for a COVID-19 related modification to our 2018 performance shares made in December 2020. GAAP and non-GAAP general and administrative expenses for the third quarter of 2022 also include $114.9 million of underlying general and administrative expenses,  and $21.4 million of non-cash stock compensation.

The GAAP effective income tax rate was 24.4% for the third quarter, which increased from 14.7% in the third quarter of 2021, primarily due to a decrease in tax benefits related to option exercises and equity vesting, and to a lesser extent a larger return to provision tax benefit recorded in the third quarter of 2021 as compared to the third quarter of 2022.

Net income for the third quarter was $257.1  million, or $9.20 per diluted share, an increase from $204.4 million, or $7.18 per diluted share, in the third quarter of 2021. Excluding the after-tax impact of expenses related to employee separation costs, impairment of certain corporate and restaurant assets, corporate restructuring, and expenses related to the 2018 performance share modification, adjusted net income was $265.8 million2 and adjusted diluted earnings per share was  $9.512.

During the third quarter, our Board of Directors approved the investment of up to an additional $200 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $412.8 million was available as of September  30, 2022. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $106.9 million of stock at an average price per share of $1,437.87 during the third quarter.

More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of October.

Outlook

For 2022, management is anticipating the following:

•	Fourth quarter comparable restaurant sales growth in the mid to high-single digits
•	Between 235 to 250 new restaurant openings (including 10 to 15 relocations to add a Chipotlane), which assumes construction, permit and material supply delays don’t worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

For 2023, management is anticipating the following:

•	255 to 285 new restaurant openings

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales includes revenue deferrals associated with Chipotle Rewards.

•	In-restaurant sales represent food and beverage revenue generated on-premise. In-restaurant sales includes revenue deferrals associated with Chipotle Rewards.

2 Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Conference Call Details

Chipotle will host a conference call on Tuesday,  October  25, 2022, at 4:30 PM Eastern time to discuss third quarter 2022 financial results as well as provide a business update for the fourth quarter 2022.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 8800833. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had nearly 3,100 restaurants as of September  30, 2022, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. Chipotle is ranked on the Fortune 500 and is recognized on the 2022 list for Fortune’s Most Admired Companies. With over 100,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

Forward-Looking Statements

Certain statements in this press release and in the October  25, 2022, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our goals for number of future Chipotle restaurants, restaurants with Chipotlanes and rate of expansion, future comparable restaurant sales growth,  future estimated tax rates, future cash flow, and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “potential”, “intend”, “project”, “encouraged”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: uncertainty regarding the duration and severity of the ongoing COVID-19 pandemic, the resurgence of COVID-19 infections, the circulation of novel  variants of COVID-19 and its ultimate impact on our business, including supply chain disruptions and difficulties in acquiring restaurant equipment, impact on guest traffic, restaurant sales and operating costs and the ability of our third-party suppliers and business partners to fulfill their responsibilities and commitments; increasing wage inflation and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, avocados and packaging);  risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks related to our acceptance of electronic payments or electronic processing of confidential customer or employee information, including through our digital app; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the availability of suitable new restaurant sites and the availability of construction materials and contractors; increases in ingredient and other operating costs due to our Food With Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of the increase in inflation, fear of possible recession and higher gas prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our increased focus on our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions related to food safety incidents and potential class action litigation regarding employment laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

 CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,
	2022		2021
Food and beverage revenue	$2,202,336	99.2%	$1,932,409	99.0%
Delivery service revenue	17,839	0.8	19,906	1.0
Total revenue	2,220,175	100.0	1,952,315	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	662,540	29.8	591,332	30.3
Labor	557,178	25.1	502,757	25.8
Occupancy	115,826	5.2	104,223	5.3
Other operating costs	322,085	14.5	294,650	15.1
General and administrative expenses	140,896	6.3	145,930	7.5
Depreciation and amortization	71,416	3.2	63,191	3.2
Pre-opening costs	7,618	0.3	5,894	0.3
Impairment, closure costs, and asset disposals	6,363	0.3	4,658	0.2
Total operating expenses	1,883,922	84.9	1,712,635	87.7
Income from operations	336,253	15.1	239,680	12.3
Interest and other income (expense), net	3,712	0.2	(126)	-
Income before income taxes	339,965	15.3	239,554	12.3
Provision for income taxes	(82,827)	(3.7)	(35,120)	(1.8)
Net income	$257,138	11.6%	$204,434	10.5%
Earnings per share:
Basic	$9.26		$7.26
Diluted	$9.20		$7.18
Weighted-average common shares outstanding:
Basic	27,773		28,150
Diluted	27,956		28,475

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30,
	2022		2021
Food and beverage revenue	$6,394,094	99.1%	$5,517,764	98.8%
Delivery service revenue	59,959	0.9	68,664	1.2
Total revenue	6,454,053	100.0	5,586,428	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	1,963,394	30.4	1,688,481	30.2
Labor	1,639,044	25.4	1,400,932	25.1
Occupancy	341,777	5.3	309,422	5.5
Other operating costs	970,261	15.0	876,602	15.7
General and administrative expenses	429,118	6.6	447,077	8.0
Depreciation and amortization	212,814	3.3	188,395	3.4
Pre-opening costs	18,219	0.3	14,280	0.3
Impairment, closure costs, and asset disposals	15,354	0.2	14,592	0.3
Total operating expenses	5,589,981	86.6	4,939,781	88.4
Income from operations	864,072	13.4	646,647	11.6
Interest and other income (expense), net	14,071	0.2	(1,443)	(0.0)
Income before income taxes	878,143	13.6	645,204	11.5
Provision for income taxes	(202,769)	(3.1)	(125,695)	(2.3)
Net income	$675,374	10.5%	$519,509	9.3%
Earnings per share:
Basic	$24.20		$18.46
Diluted	$24.02		$18.22
Weighted-average common shares outstanding:
Basic	27,907		28,137
Diluted	28,116		28,520

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$366,623	$815,374
Accounts receivable, net	71,276	99,599
Inventory	33,752	32,826
Prepaid expenses and other current assets	76,439	78,756
Income tax receivable	112,064	94,064
Investments	417,278	260,945
Total current assets	1,077,432	1,381,564
Leasehold improvements, property and equipment, net	1,871,623	1,769,278
Long-term investments	442,620	274,311
Restricted cash	30,974	30,856
Operating lease assets	3,309,051	3,118,294
Other assets	63,798	56,716
Goodwill	21,939	21,939
Total assets	$6,817,437	$6,652,958
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$167,842	$163,161
Accrued payroll and benefits	128,495	162,405
Accrued liabilities	156,455	173,052
Unearned revenue	133,118	156,351
Current operating lease liabilities	231,947	218,713
Total current liabilities	817,857	873,682
Long-term operating lease liabilities	3,497,221	3,301,601
Deferred income tax liabilities	133,255	141,765
Other liabilities	41,723	38,536
Total liabilities	4,490,056	4,355,584
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of September 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,306 and 37,132 shares issued as of September 30, 2022 and December 31, 2021, respectively	373	371
Additional paid-in capital	1,807,938	1,729,312
Treasury stock, at cost, 9,555 and 9,052 common shares as of September 30, 2022 and December 31, 2021, respectively	(4,076,555)	(3,356,102)
Accumulated other comprehensive loss	(8,896)	(5,354)
Retained earnings	4,604,521	3,929,147
Total shareholders' equity	2,327,381	2,297,374
Total liabilities and shareholders' equity	$6,817,437	$6,652,958

CHIPOTLE MEXICAN GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2022	2021
Operating activities
Net income	$675,374	$519,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	212,814	188,395
Deferred income tax provision	(8,567)	(1,024)
Impairment, closure costs, and asset disposals	15,127	12,483
Provision for credit losses	(969)	733
Stock-based compensation expense	77,371	138,741
Other	(13,045)	2,534
Changes in operating assets and liabilities:
Accounts receivable	22,891	21,882
Inventory	(1,056)	(1,996)
Prepaid expenses and other current assets	(3,169)	(19,343)
Operating lease assets	171,464	151,628
Other assets	(1,537)	1,901
Accounts payable	10,774	28,712
Accrued payroll and benefits	(32,861)	(13,193)
Accrued liabilities	(16,562)	(7,407)
Unearned revenue	(18,141)	(2,978)
Income tax payable/receivable	(18,070)	(35,850)
Operating lease liabilities	(153,200)	(141,540)
Other long-term liabilities	2,968	474
Net cash provided by operating activities	921,606	843,661
Investing activities
Purchases of leasehold improvements, property and equipment	(335,518)	(320,569)
Purchases of investments	(513,813)	(288,899)
Maturities of investments	202,997	243,441
Proceeds from sale of equipment	-	2,885
Net cash used in investing activities	(646,334)	(363,142)
Financing activities
Acquisition of treasury stock	(629,775)	(300,733)
Tax withholding on stock-based compensation awards	(92,374)	(63,492)
Other financing activities	(586)	(2,342)
Net cash used in financing activities	(722,735)	(366,567)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,170)	(788)
Net change in cash, cash equivalents, and restricted cash	(448,633)	113,164
Cash, cash equivalents, and restricted cash at beginning of period	846,230	635,836
Cash, cash equivalents, and restricted cash at end of period	$397,597	$749,000
Supplemental disclosures of cash flow information
Income taxes paid	$227,452	$163,069
Purchases of leasehold improvements, property, and equipment accrued in accounts payable and accrued liabilities	$58,127	$65,311
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$5,999	$4,498

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2022	2022	2022	2021	2021
Number of restaurants opened	43	42	51	78	41
Restaurant closures	(1)	(1)	(1)	-	-
Restaurant relocations	(4)	(3)	(2)	(4)	(2)
Number of restaurants at end of period	3,090	3,052	3,014	2,966	2,892
Average restaurant sales	$2,796	$2,747	$2,684	$2,641	$2,554
Average restaurant sales, excluding delivery MPD(1)	$2,701	$2,657	$2,598	$2,562	$2,479
Comparable restaurant sales increase	7.6%	10.1%	9.0%	15.2%	15.1%

(1) Average restaurant sales, excluding delivery menu price differential ("MPD") represents average restaurant sales, as defined above, adjusted to remove the impact of higher menu prices for delivery. This is intended to illustrate our underlying food and beverage sales per restaurant.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant asset impairment, corporate restructuring, legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, separation costs, and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding transformation expenses, legal proceedings, stock-based compensation modification expense, separation costs, and certain other costs. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,
	2022	2021
Net income	$257,138	$204,434
Non-GAAP adjustments:
Restaurant costs:
Operating lease asset impairment and other restaurant costs(1)	698	218
Duplicate rent expense(2)	-	33
Corporate Restructuring:
Duplicate rent expense(2)	1,034	1,313
Employee related restructuring costs(3)	-	113
Stock-based compensation modification expense(4)	768	7,619
Separation costs(5)	3,538	-
Other adjustments(6)	961	47
Total non-GAAP adjustments	$6,999	$9,343
Tax effect of non-GAAP adjustments above(7)	1,686	1,462
Other tax non-GAAP adjustments(8)	-	(15,423)
After tax impact of non-GAAP adjustments	$8,685	$(4,618)
Adjusted net income	$265,823	$199,816

Diluted weighted-average number of common shares outstanding	27,956	28,475
Diluted earnings per share	$9.20	$7.18
Adjusted diluted earnings per share	$9.51	$7.02

(1) Operating lease asset impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018 and rent expense for closed restaurants announced in June 2018.
(3) Costs for recruitment, relocation costs, third party and other employee-related costs.
(4) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(5) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.

(6) For the three months ended September 30, 2022, other adjustments consist of impairment charges for certain corporate assets of $961. For the three months ended September 30, 2021, other adjustments consist of consulting fees associated with the calculation of our non-recurring tax benefit.

(7) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

(8) Primarily relates to the tax benefit from the federal net operating loss generated on our federal income tax return and carried back to prior years. The tax benefit is due to the federal income tax rate differential between the 2021 and 2020 rate of 21% and the 2015-2017 rate of 35%.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended
	September 30,
	2022	2021
General and administrative expenses	$140,896	$145,930
Non-GAAP adjustments:
Restructuring expense(1)	(1,034)	(1,459)
Stock-based compensation modification expense(2)	(768)	(7,619)
Separation costs(3)	(3,538)	-
Other adjustments(4)	-	(47)
Total non-GAAP adjustments	$(5,340)	$(9,125)
Adjusted general and administrative expenses	$135,556	$136,805

(1) Duplicate rent expense for office and restaurant closures announced in June 2018 due to the corporate restructuring and underperformance of $1,034 and $1,346 for the three months ended September 30, 2022 and 2021, respectively; and employee related restructuring costs of $0 and $113 for the three months ended September 30, 2022 and 2021, respectively.

(2) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(3) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.
(4) For the three months ended September 30, 2021, other adjustments consist of consulting fees associated with the calculation of our non-recurring tax benefit.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended
	September 30,
	2022	2021
Effective income tax rate	24.4%	14.7%
Tax impact of non-GAAP adjustments(1)	(1.0)	5.0
Adjusted effective income tax rate	23.4%	19.7%

(1) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended September 30,
	2022	Percent of total revenue	2021	Percent of total revenue
Income from operations	$336,253	15.1%	$239,680	12.3%
Non-GAAP Adjustments:
General and administrative expenses	140,896	6.3	145,930	7.5
Depreciation and amortization	71,416	3.2	63,191	3.2
Pre-opening costs	7,618	0.3	5,894	0.3
Impairment, closure costs, and asset disposals	6,363	0.3	4,658	0.2
Total non-GAAP Adjustments	$226,293	10.2%	$219,673	11.3%
Restaurant level operating margin	$562,546	25.3%	$459,353	23.5%